UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2006
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2006, First Industrial Realty Trust, Inc. (the “Company”) and its operating partnership, First Industrial, L.P. (the “Operating Partnership”), entered into an indenture (the “Indenture”) with U.S. Bank National Association relating to $175 million aggregate principal amount of the Operating Partnership’s 4.625% Exchangeable Senior Notes due 2011 (the “notes”). The Operating Partnership has also granted the initial purchasers of the notes an option exercisable until October 4, 2006 to purchase up to an additional $25 million principal amount of the notes to cover over--allotments, if any. The notes are guaranteed by the Company on a senior unsecured basis.

The notes will bear interest at the rate of 4.625% per year. Interest on the notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2007. The notes will mature on September 15, 2011 unless previously redeemed or repurchased by the Operating Partnership or exchanged in accordance with their terms prior to such date. In order to preserve the Company’s status as a real estate investment trust, the Operating Partnership may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date. The notes will not otherwise be redeemable at the Operating Partnership. If certain change in control transactions described in the Indenture occur at any time prior to maturity, holders of the notes may require the Operating Partnership to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the date of repurchase.

Holders may exchange their notes for the Company’s common stock prior to the close of business on the second business day immediately preceding the stated maturity date at any time beginning on July 15, 2011 and also under any of the following circumstances:

•
during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price per share of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per share of the Company’s common stock in effect on the applicable trading day;

•
during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price per share of the Company’s common stock multiplied by the applicable exchange rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•	upon the occurrence of distributions of certain rights to purchase the Company’s common stock or certain other assets; or

•	if the Company’s common stock ceases to be listed on a U.S. national or regional securities exchange and is not quoted on the over-the-counter market as reported by Pink Sheets LLC or any similar organization, in each case, for 30 consecutive trading days.

The notes have an initial exchange rate of 19.6356 shares of the Company’s common stock per $1,000 principal amount of the notes, representing an exchange price of approximately $50.93 per common share and an exchange premium of approximately 20% based on the last reported sale price of $42.44 per share of the Company’s common stock on September 19, 2006. If a change of control transaction described in the Indenture occurs and a holder elects to exchange notes in connection with any such transaction, holders of the notes will be entitled to a make-whole amount in the form of an increase in the exchange rate. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of the Company’s current regular quarterly dividend on its common stock of $0.70 per share. The notes will be exchangeable for cash up to their principal amount and shares of the Company’s common stock for the remainder of the exchange value in excess of the principal amount.

In connection with the sale of the notes, the Operating Partnership and the Company entered into a registration rights agreement (the “Registration Rights Agreement”) dated September 25, 2006 with the initial purchasers of the notes under which the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission on or prior to April 30, 2007 covering resales of the shares of the Company’s common stock, if any, issuable upon exchange of the notes. If the Company does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the notes, the Operating Partnership will be required to pay liquidated damages to holders of the notes.

Copies of the Indenture, the form of note and the Registration Rights Agreement are filed as Exhibits 4.1, 4.2 and 10.1 hereto, respectively and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
4.1
Indenture dated as of September 25, 2006 among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K of the Operating Partnership dated September 25, 2006, File No. 333-21873).

4.2
Form of 4.625% Exchangeable Senior Note due 2011 (included as Exhibit A to Exhibit 4.1) (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K of the Operating Partnership dated September 25, 2006, File No. 333-21873).

10.1
Registration Rights Agreement dated September 25, 2006 among the Company, the Operating Partnership and the Initial Purchasers named therein (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K of the Operating Partnership dated September 25, 2006, File No. 333-21873).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By: /s/ Scott A. Musil
Name: Scott A. Musil Title: Chief Accounting Officer

Date: September 25, 2006